UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SWK HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0435679
(State of Incorporation or Organization)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

(Title of Class)

Explanatory Note

This Form 8-A/A (Amendment No. 1) is being filed by SWK Holdings Corporation (the “Company”) to update the disclosure in the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 18, 2016.

Item 1.	Description of Registrant’s Securities to be Registered.

On April 8, 2019, the Company amended its Rights Agreement, dated April 8, 2019 (the “Rights Agreement”), with Computershare Trust Company, N.A., as Rights Agent, to extend the term of the Rights Agreement to April 8, 2022 (subject to earlier expiration as described in the Rights Agreement).

The summary of the terms of the amendment to the Rights Agreement is qualified in its entirety by the full text of the amendment, a copy of which is filed as Exhibit 4.01 hereto and incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit	Description

4.01	Amendment No. 1 to Rights Agreement, dated as of April 8, 2019, by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to Form 8-K filed on April 8, 2019).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 8, 2019

SWK HOLDINGS CORPORATION

By:	/s/ Winston Black
Winston Black
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

4.01	Amendment No. 1 to Rights Agreement, dated as of April 8, 2019, by and between SWK Holdings Corporation and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.01 to Form 8-K filed on April 8, 2019).